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Exhibit 10.35

HESKA CORPORATION

DIRECTOR COMPENSATION POLICY

        Effective January 1, 2005, non-employee directors of Heska Corporation, a Delaware corporation (the "Company") shall receive the following compensation for their service as a member of the Board of Directors (the "Board") of the Company:

Initial Grant for New Directors

        An automatic grant of an option to purchase 40,000 shares of common stock of the Company as of the date of first becoming a member of the Board at an exercise price equal to the fair market value of the common stock on the last trading date immediately preceding the date of grant. Initial grants are subject to vesting over a period of four years in equal annual installments commencing on the date of grant, subject to the non-employee director's continued service to the Company through the vesting dates. These options are immediately exercisable, but if "early exercised," unvested shares shall remain subject to the Company's right of repurchase upon termination of service prior to the fourth anniversary of the date of grant.

Annual Grant for Continuing Board Members

        An automatic annual grant to continuing non-employee directors of an option to purchase 40,000 shares of common stock of the Company shall be granted on the date of each Company annual meeting of stockholders at an exercise price equal to the fair market value of the common stock on the last trading date immediately preceding the date of grant. Annual grants for continuing Board members vest in full on the first anniversary of the date of grant, subject to the non-employee director's continued service to the Company through the vesting date. These options are immediately exercisable, but if "early exercised," remain subject to the Company's right of repurchase upon termination of service prior to the first anniversary of the date of grant.

        No new non-employee director may receive an initial 40,000-share grant and the annual 40,000-share grant in the same calendar year.

Annual Grant for Board Committee Chairpersons

        An automatic annual grant to continuing non-employee directors who serve as Chairperson of the Company's Audit, Compensation or Corporate Governance committees shall be made of an option to purchase 2,000 shares of common stock of the Company as of the date of the annual meeting of stockholders at an exercise price equal to the fair market value of the common stock on the last trading date immediately preceding the date of grant. Annual grants for Board committee chairpersons vest in full on the first anniversary of the date of grant, subject to the non-employee director's continued service to the Company through the vesting date. These options are immediately exercisable, but if "early exercised," remain subject to the Company's right of repurchase upon termination of service prior to the first anniversary of the date of grant.

Director Compensation for Attendance at Board and Board Committee Meetings

  In Person Board and Committee Meetings

        Non-employee directors shall be entitled to receive a fee of $2,000.00 per day for any in person meeting of the Board or any in person meeting of any committee of the Board. The fee of $2,000.00 per day shall be payable irrespective of (i) the number of Board or committee meetings in a given day and (ii) of the length of any such meetings.

        Those non-employee directors who elect to receive such meeting fees in equity, will be entitled to receive a fully vested grant of options to purchase a number of shares of common stock of the Company equal to $2,000.00 divided by two-thirds of the fair market value of the Company's common stock on the last trading date immediately preceding the date of grant, to be issued with an exercise price equal to the fair market value of such common stock on the last trading date immediately preceding the date of grant. The date of grant will be the first Monday or first business day of the week immediately following the conclusion of such in person Board meeting or, where in person Board meetings and Board committee meetings occur in succession, following conclusion of all such meetings.

  Telephonic Board and Board Committee Meetings

        Non-Employee directors will be entitled to receive a fee of $500.00 for each telephonic Board or committee meeting they attend. Where there is more than one Board or Board committee telephonic meeting in a single day, non-employee directors shall receive a $500.00 payment for each meeting attended, irrespective of the length of such meeting or meetings.

        Those non-employee directors who elect to receive such meeting fees in equity, will be entitled to receive a fully vested grant of options to purchase a number of shares of common stock of the Company equal to $500.00 divided by two-thirds of the fair market value of the Company's common stock on the last trading date immediately preceding the date of grant, to be issued with an exercise price equal to the fair market value of such common stock on the last trading date immediately preceding the date of grant. The date of grant will be the first Monday or first business day of the week immediately following the conclusion of such telephonic Board or committee meeting.

  Cash vs. Equity Election for Meeting Fees

        Non-employee directors may elect to receive fees for meeting attendance in the form of a cash payment or in the form of a fully vested stock option as described above. Such election shall be made on an annual basis and shall be irrevocable for the year in question. Such irrevocable election must be made in the fiscal year prior to the applicable year in question for incumbent directors and following appointment to the Board for new directors. Cash payments for meeting attendance will be made following the fiscal quarter in which the meetings are held.

Provisions Applicable to All Non-Employee Director Equity Compensation Grants

        Any unvested shares underlying non-employee director option grants shall become fully vested in the event of: (1) the termination of the non-employee director's services because of death, total and permanent disability or retirement at or after age 65; or (2) a Change in Control (as defined in the 1997 Incentive Stock Plan) with respect to the Company.

        All grants shall be subject to the terms and conditions of the Company's 1997 Incentive Stock Plan, as amended, and the terms of the Stock Option Agreement issued thereunder.

Amended January 31, 2003
Further Amended November 6-7, 2003,
Further Amended December 2, 2004,
Effective January 1, 2005

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  Exhibit 10.35
HESKA CORPORATION DIRECTOR COMPENSATION POLICY